Exhibit 99.1
Palantir Reaffirms FY’22 Revenue Guidance, Reports Revenue Growth of 22% Y/Y for Q3 2022
11/7/2022
DENVER — (PRNewswire) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the third quarter ended September 30, 2022.
“We beat expectations for revenue growth this quarter and expect to have a strong finish to the year, even in the face of the continued strength of the U.S. dollar,” said Alexander C. Karp, Co-Founder and Chief Executive Officer of Palantir Technologies Inc.
Q3 2022 Highlights
•Revenue grew 22% year-over-year to $478 million
•US revenue grew 31% year-over-year to $297 million
◦US commercial revenue grew 53% y/y
◦US government revenue grew 23% y/y
•Total contract value (“TCV”) closed of $1.3 billion, including US TCV closed of $1.1 billion
•Customer count grew 66% y/y and 11% q/q
◦US commercial customer count increased 124% year-over-year, from 59 customers in Q3 2021 to 132 customers in Q3 2022
•Loss from operations of $(62) million, representing a margin of (13)%, up 1,000 basis points year-over-year
•Adjusted income from operations of $81 million, representing a margin of 17%
•Cash from operations of $47 million, representing a 10% margin
•Adjusted free cash flow (“AFCF”) of $37 million, representing an 8% margin
◦This marks the 8th consecutive quarter of positive AFCF
Q3 2022 TTM Highlights
•US revenue of $1.11 billion on a trailing-twelve-month (“TTM”) basis, representing a 38% growth rate y/y
•Government revenue of $1.02 billion on a TTM basis, representing a 20% growth rate y/y and surpassing the $1 billion mark for the first time in company history
•Cash from operations of $238 million, representing a 13% margin
•Adjusted free cash flow of $231 million, representing a 13% margin

Q3 2022 Financial Summary

(Amounts in thousands, except percentages and per share amounts)	Third Quarter
	Amount
Revenue	$477,880
Year-over-year growth	22%

	Amount	Margin
Loss from Operations	$(62,191)	(13)%
Adjusted Income from Operations	$81,250	17%
Cash from Operations	$47,066	10%
Adjusted Free Cash Flow	$36,560	8%
Net Loss	$(123,875)
Adjusted Net Income	$16,075
Adjusted EBITDA	$87,192	18%
GAAP Net Loss Per Share, Diluted	$(0.06)
Adjusted Earnings Per Share, Diluted	$0.01

Outlook
For full year 2022:
•We are reaffirming our revenue guidance of $1.9 - $1.902 billion despite a negative $6 million currency impact since our prior quarter’s guidance.
◦Excluding such impact, we would expect full year 2022 revenue of $1.906 - $1.908 billion.
•We are raising our outlook for adjusted income from operations to between $384 - $386 million.
For Q4 2022:
•After factoring in a negative $5 million currency impact since our prior quarter’s guidance, we expect revenue of $503 - $505 million.
◦Excluding such impact, we would expect fourth quarter revenue of $508 - $510 million.
•We expect adjusted income from operations of $78 - $80 million.
CEO Letter
Palantir CEO Alex Karp’s quarterly letter to shareholders is available through Palantir’s website at https://www.palantir.com/q3-2022-letter.
Earnings Webcast
A live public webcast will be held at 6:00 a.m. MT / 8:00 a.m. ET today to discuss the results for our third quarter ended September 30, 2022 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantir-2022-q3. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.

Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy, and plans (including strategy and plans relating to our sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our recent and potential investments in, and commercial contracts with, various entities, including special purpose acquisition companies and other privately-held or publicly-traded companies, our expectations regarding macroeconomic events and foreign currency fluctuations, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our annual report on Form 10-K for the fiscal year ended December 31, 2021 and other filings and reports that we may file from time to time with the SEC, including our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2022. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully grow our direct sales force and to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms easier to install and consume; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as Russia’s invasion of Ukraine, foreign currency fluctuations, or rising inflation or interest rates in the U.S. and in other countries, on the business and operations of our company or of our existing or prospective customers and partners; and any breach or access to customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release and our earnings webcast, the value of deals closed and TCV closed each reflect the total contract value of contracts that have been entered into with, or awarded by, our government and commercial customers.
The value of deals closed and TCV closed include existing contractual obligations and presume the exercise of all contract options available to our customers and no termination of contracts; however, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised.
Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income; and adjusted earnings per share (“EPS”), diluted.
We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
For the purpose of this press release and our earnings webcast, we have estimated the impact of foreign currency rates as a result of the general strengthening of the U.S. Dollar (“USD”) during the current period and as anticipated for the remainder of fiscal year 2022, by applying (i) the difference between the currency rates in effect for the initial month of the current period and the currency rates in effect or anticipated to be in effect for each subsequent month during the impacted period to (ii) the actual or projected revenue associated with each month during the impacted period.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contact
Investor Relations
investors@palantir.com
Media
media@palantir.com

Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$477,880	$392,146	$1,397,247	$1,109,022
Cost of revenue (1)	107,611	86,804	304,238	251,841
Gross profit	370,269	305,342	1,093,009	857,181
Operating expenses:
Sales and marketing (1)	182,918	153,443	512,278	451,919
Research and development (1)	100,863	94,316	277,635	303,311
General and administrative (1)	148,679	149,524	446,471	454,054
Total operating expenses	432,460	397,283	1,236,384	1,209,284
Loss from operations	(62,191)	(91,941)	(143,375)	(352,103)
Interest income	5,540	379	7,559	1,127
Interest expense	(1,082)	(609)	(2,346)	(3,039)
Other income (expense), net	(65,046)	(8,528)	(260,714)	(11,297)
Loss before provision for (benefit from) income taxes	(122,779)	(100,699)	(398,876)	(365,312)
Provision for (benefit from) income taxes	1,096	1,438	5,707	(1,121)
Net loss	$(123,875)	$(102,137)	$(404,583)	$(364,191)
Net loss per share attributable to common stockholders, basic	$(0.06)	$(0.05)	$(0.20)	$(0.19)
Net loss per share attributable to common stockholders, diluted	$(0.06)	$(0.05)	$(0.20)	$(0.19)
Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, basic	2,073,265	1,964,395	2,054,926	1,893,911
Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, diluted	2,073,265	1,964,395	2,054,926	1,893,911
—————
(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$10,525	$14,860	$33,413	$54,866
Sales and marketing	48,824	57,124	147,501	186,418
Research and development	25,113	34,472	76,996	122,976
General and administrative	55,846	78,379	177,490	247,048
Total stock-based compensation	$140,308	$184,835	$435,400	$611,308

Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of September 30,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$2,411,290	$2,290,674
Restricted cash	20,557	36,628
Accounts receivable, net	343,264	190,923
Marketable securities	57,342	234,153
Prepaid expenses and other current assets	114,157	110,872
Total current assets	2,946,610	2,863,250
Property and equipment, net	57,822	31,304
Restricted cash, noncurrent	20,902	39,612
Operating lease right-of-use assets	199,359	216,898
Other assets	94,142	96,386
Total assets	$3,318,835	$3,247,450
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$59,507	$74,907
Accrued liabilities	164,697	155,806
Deferred revenue	189,771	227,816
Customer deposits	234,142	161,605
Operating lease liabilities	40,233	39,927
Total current liabilities	688,350	660,061
Deferred revenue, noncurrent	31,383	40,217
Customer deposits, noncurrent	5,533	33,699
Operating lease liabilities, noncurrent	204,903	220,146
Other noncurrent liabilities	2,051	2,297
Total liabilities	932,220	956,420
Stockholders’ equity:
Common stock	2,080	2,027
Additional paid-in capital	8,284,686	7,777,085
Accumulated other comprehensive loss	(9,835)	(2,349)
Accumulated deficit	(5,890,316)	(5,485,733)
Total stockholders’ equity	2,386,615	2,291,030
Total liabilities and stockholders’ equity	$3,318,835	$3,247,450

Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(404,583)	$(364,191)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,149	11,057
Stock-based compensation	435,400	611,308
Deferred income taxes	(31)	337
Non-cash operating lease expense	30,130	23,417
Unrealized and realized (gain) loss from marketable securities, net	260,720	7,238
Other operating activities	2,344	3,076
Changes in operating assets and liabilities:
Accounts receivable	(154,591)	(15,412)
Prepaid expenses and other current assets	(5,780)	(7,872)
Other assets	10,490	(7,032)
Accounts payable	(15,165)	1,158
Accrued liabilities	(828)	20,360
Deferred revenue, current and noncurrent	(44,912)	(3,781)
Customer deposits, current and noncurrent	44,263	(16,227)
Operating lease liabilities, current and noncurrent	(27,437)	(22,786)
Other noncurrent liabilities	(195)	(226)
Net cash provided by operating activities	144,974	240,424
Investing activities
Purchases of property and equipment	(35,109)	(6,783)
Purchases of marketable securities	(124,500)	(155,315)
Proceeds from sales of marketable securities	36,482	—
Proceeds from redemption of marketable securities	4,619	—
Purchases of alternative investments	—	(50,941)
Other investing activities	—	(3,000)
Net cash used in investing activities	(118,508)	(216,039)
Financing activities
Principal payments on borrowings	—	(200,000)
Proceeds from the exercise of common stock options	72,108	474,683
Other financing activities	(269)	(401)
Net cash provided by financing activities	71,839	274,282
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(12,470)	(3,638)
Net increase in cash, cash equivalents, and restricted cash	85,835	295,029
Cash, cash equivalents, and restricted cash - beginning of period	2,366,914	2,128,146
Cash, cash equivalents, and restricted cash - end of period	$2,452,749	$2,423,175

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Loss from operations	$(62,191)	$(91,941)	$(143,375)	$(352,103)
Add: stock-based compensation	140,308	184,835	435,400	611,308
Add: employer payroll taxes related to stock-based compensation	3,133	23,215	14,464	90,214
Adjusted income from operations	$81,250	$116,109	$306,489	$349,419
Adjusted operating margin	17%	30%	22%	32%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$47,066	$100,793	$144,974	$240,424
Add: cash paid for employer payroll taxes related to stock-based compensation	3,930	23,717	17,387	86,289
Less: purchases of property and equipment	(14,436)	(5,377)	(35,109)	(6,782)
Adjusted free cash flow	$36,560	$119,133	$127,252	$319,931
Adjusted free cash flow margin	8%	30%	9%	29%
Adjusted EBITDA (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(123,875)	$(102,137)	$(404,583)	$(364,191)
Less: interest income	(5,540)	(379)	(7,559)	(1,127)
Add: interest expense	1,082	609	2,346	3,039
Add: other (income) expense, net	65,046	8,528	260,714	11,297
Add: provision for (benefit from) income taxes	1,096	1,438	5,707	(1,121)
Add: depreciation and amortization	5,942	3,058	15,149	11,057
Add: stock-based compensation	140,308	184,835	435,400	611,308
Add: employer payroll taxes related to stock-based compensation	3,133	23,215	14,464	90,214
Adjusted EBITDA	$87,192	$119,167	$321,638	$360,476

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Earnings Per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(123,875)	$(102,137)	$(404,583)	$(364,191)
Add: stock-based compensation	140,308	184,835	435,400	611,308
Add: employer payroll taxes related to stock-based compensation	3,133	23,215	14,464	90,214
Add (less): income tax effect and adjustments (1)	$(3,491)	$(23,834)	$(5,613)	$(74,647)
Adjusted net income attributable to common stockholders, diluted	16,075	82,079	39,668	262,684
Weighted-average shares used in computing GAAP net loss per share, diluted	2,073,265	1,964,395	2,054,926	1,893,911
Adjusted weighted-average shares used in computing adjusted earnings per share, diluted (2)	2,142,506	2,341,270	2,156,288	2,329,889
Adjusted earnings per share, diluted	$0.01	$0.04	$0.02	$0.11
————
(1) Income tax effect is based on long-term estimated annual effective tax rates of 22.2% for the periods ended 2022 and 2021.
(2) Includes an additional 69 million and 101 million dilutive securities for the three and nine months ended September 30, 2022, respectively, and an additional 377 million and 436 million dilutive securities for the three and nine months ended September 30, 2021, respectively, that were excluded from a GAAP perspective due to the Company’s net loss position.
Calculations of Foreign Exchange Rate Impacts (in thousands)

	Three Months Ended September 30, 2022	Three Months Ended December 31, 2022 (Guidance Midpoint)	Fiscal Year Ended December 31, 2022 (Guidance Midpoint)
Revenue	$477,880	$503,753	$1,901,000
Add: currency impact (1)	1,359	4,607	5,966
Revenue with currency impact	$479,239	$508,360	$1,906,966
————
(1) The currency impact is calculated by applying (i) the difference between the currency rates in effect for the initial month of the current period and the currency rates in effect or anticipated to be in effect for each subsequent month of the impacted period to (ii) the actual or expected revenue associated with such month of the impacted period.